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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


              We consent to the incorporation by reference in the registration statement of Quaker State Corporation on Form S-8 for the registration of 250,000 shares of Capital Stock which may be issued under its 1996 Directors' Fee Plan, and in the Section 10(a) prospectus used in connection therewith, of our report dated January 30, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Quaker State Corporation and subsidiaries as of December 31, 1995 and 1994, and for the three years ended December 31, 1995, which reports are incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in both the Form S-8 and the Section 10(a) prospectus.


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
June 12, 1996